Exhibit 10.8


                    SEPARATION AND GENERAL RELEASE AGREEMENT

         THIS SEPARATION AND GENERAL RELEASE AGREEMENT (the "Agreement") is made as of this ____ day of August, 1998, by and between Henry H. Li ("Li"), residing at #8A Old Peak Road, 19 B Garden Terrace 3, Hong Kong, and Bandag, Inc. ("Bandag"), located at 2905 N. Hwy. 61, Muscatine, Iowa 52761.

         WHEREAS, on or about July 29, 1996, Li commenced employment with Bandag as Vice President of Asian Operations;

         WHEREAS, Bandag and Li executed an Expatriate Agreement effective July 29, 1996 (the "Expatriate Agreement"), which recited certain benefits and entitlements afforded to Li, including participation in Bandag's pension and profit sharing programs;

         WHEREAS, in the Employment Offer for Henry Li, dated May 24, 1996 (the "Offer Letter"), Bandag made assurances to Li that he would be entitled to a "Special Termination Payment" if Bandag initiated Li's termination for reasons other than unlawful or deliberately negligent conduct by Li;

         WHEREAS, Bandag terminated Li's employment effective July 31, 1998;

         WHEREAS,   Bandag  is   providing  Li  with   severance   compensation,
continuation of health care coverage, outplacement, and other benefits which exceed what Li is entitled to by law or under Bandag's policies; and

         WHEREAS, Li and Bandag wish to settle and resolve all disputes and all claims or potential claims and demands whatsoever that Li may have against Bandag on the terms set forth herein, and for that reason have entered into this Agreement;

         NOW, THEREFORE, for good and valuable consideration, Li and Bandag hereby agree as follows:

         1. Severance: In consideration of the covenants undertaken and the release given herein by Li, Bandag agrees to pay Li a lump sum payment of three months salary, in the amount of Eighty-Seven Thousand, One Hundred and Twenty Dollars and No Cents ($87,120.00), less standard income and payroll tax withholdings and deductions, with such payment to be made within ten (10) days of the expiration of the revocation period described below in paragraph 12.

         2. Special Termination Payment: In further consideration of the covenants undertaken and the release given herein by Li, Bandag agrees to pay Li a special termination payment in the gross amount of Five Hundred and Thirteen Thousand, Two Hundred and Ninety-Six Dollars and No Cents ($513,296.00), less standard income and payroll tax withholdings and deductions. This special termination payment has been calculated pursuant to the formula set forth in the Offer Letter, which is the difference between the Kodak Pension Benefit Li would have received from Kodak at age 55 and the Kodak/Bandag Pension Benefit value at the date of termination. The special termination payment as described herein will be paid out to Li in two (2) lump sum payments; One Hundred Sixty-Nine Thousand, Three Hundred Eight-Eight Dollars and No Cents ($169,388.00) will be paid within ten (10) days of the expiration of the revocation period described below in paragraph 12; and Three Hundred Three Thousand, Nine Hundred Eight Dollars and No Cents ($343,908.00) will be paid on January 1, 1999. In addition, Bandag agrees to pay Li a lump sum of Thirty-Two Thousand, Four Hundred and Fifty-One and No Cents ($32,451.00), less standard income and payroll tax withholdings and deductions, such amount being equal to the pension benefit to which Li would have been entitled had he vested in the Bandag pension plan, with such payment to be made within ten (10) days of the expiration of the revocation period described below in paragraph 12.

         3. Health-Care Benefits and COBRA: In further consideration of the covenants undertaken and the release given herein by Li, Bandag agrees to provide Li with three months continuation of CIGNA health care benefits, or to pay Li's premiums for such continued coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Bandag will provide Li with these health-care benefits, without regard to whether Li elects benefits pursuant to his rights as set forth in COBRA. Bandag will provide Li with a COBRA notice upon his termination.

         4. Housing Allowance: In further consideration of the covenants undertaken and the release given herein by Li, Bandag agrees to pay Li a lump sum housing allowance in the amount of Thirty-Seven Thousand, Four Hundred and Seventy-Seven Dollars and Ninety Cents ($37,477.90), and further agrees to directly pay reasonable utility bills upon receipt from Li. Such payments are to be made within ten (10) days of the expiration of the revocation period described below in paragraph 12.

         5. Outplacement: In further consideration of the covenants undertaken and the release given herein by Li, Bandag agrees to reimburse Li for the costs reasonably associated with his outplacement services, in an amount not to exceed Sixty Thousand Dollars and No Cents ($60,000.00). Li agrees to provide Bandag with all invoices associated with these costs, and Bandag's obligation to reimburse Li for such outplacement services is conditioned on Li providing such documentation.

         6. Accrued Vacation: Bandag agrees to pay Li his accrued vacation in the amount of Twenty-Seven Thousand Dollars and No Cents ($27,000.00), less standard income and payroll tax withholdings and deductions, with such payment to be made within ten (10) days of the expiration of the revocation period described below in paragraph 12.

         7. Stock: In further consideration for the covenants undertaken by Bandag, Li agrees to forfeit 840 shares of Bandag Common Stock and 840 shares of Bandag Class A Common Stock per the terms of the Bandag Restricted Stock Award Program, and to take all steps necessary to effectuate that stock forfeiture.

         8. Repatriation: If Li elects to stay in Hong Kong, Bandag will reimburse Li for his local moving and storage expenses up to the amount of Thirteen Thousand Dollars and No Cents ($13,000.00) as supported by actual moving and storage invoices or, at Li's discretion, will pay those invoices directly (up to that same $13,000.00 amount) upon receiving them from Li with a request for direct payment by Bandag. If Li elects to relocate, Bandag will reimburse Li for all of his actual and reasonable relocation expenses again as supported by actual invoices or, at Li's discretion, will pay those invoices directly upon receiving them from Li with a request for direct payment by Bandag. Li will make his election as to whether he will stay in Hong Kong or relocate, and he will notify Bandag in writing of that election, within sixty (60) days of the execution of this Agreement. That election and notification by Li will be final and binding for purposes of this Agreement, and Li will not be entitled to the reimbursement or payment as described in this paragraph if he does not provide such timely written notification to Bandag of his election.

         9. Tax Preparation: Bandag agrees to assist Li in the preparation of his 1996, 1997, and 1998 tax returns, in accordance with the terms of Bandag's Expatriate Program.

         10. Comprehensive And General Release Of Bandag: In consideration for the covenants undertaken herein by Bandag, Li hereby releases, discharges, and covenants not to sue Bandag, its direct or indirect parents, subsidiaries, affiliates, and related companies, and its and their past and present directors, officers, employees, attorneys, representatives, members, insurers, agents, successors, and assigns (individually and collectively the "BANDAG RELEASEES") from and with respect to any and all actual or potential actions, claims, and demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which against the BANDAG RELEASEES or any of them Li ever had, nor has, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement, including without limitation any and all claims: (a) arising out of or in any way relating to Li's employment with Bandag or his separation from that employment; (b) arising out of or in any way relating to any transactions, occurrences, acts, statements, disclosures, or omissions occurring prior to the date of this Agreement; (c) arising out of or in any way relating to the Expatriate Agreement or the Offer Letter regarding pension obligations; (d)
arising out of or in any way relating to any claims under common law; (e) arising out of or in any way relating to any claims under any federal, state, or local statute, regulation, ordinance, or other law prohibiting discrimination on the basis of age, sex, race, color, religion, disability, national origin, or workers' compensation status, including Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, and Chapters 216, 216A and 216C of the Iowa General Laws; or (f) for salary, bonuses, commissions, severance pay, vacation pay, travel privileges, disability, life insurance, medical insurance, unemployment insurance, or any other fringe benefit of or from Bandag. IT IS THE EXPRESS INTENT OF THE PARTIES THAT THE RELEASE PROVIDED HEREIN BY LI BE A GENERAL, FULL, AND COMPREHENSIVE RELEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, AS TO EACH AND ALL OF THE BANDAG RELEASEES.

         11. Comprehensive And General Release Of Li: In consideration for the covenants undertaken hereby by Li, Bandag hereby releases, discharges, and covenants not to sue Li and his heirs, executors, administrators, successors, assigns, and attorneys (individually and collectively the "LI RELEASEES") from and with respect to any and all actual or potential actions, claims, and demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which against the LI RELEASEES or any of them Bandag and its direct or indirect parents, subsidiaries, affiliates, and related companies ever had, now have, or hereafter can, shall, or may have for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Agreement, including without limitation any and all claims: (a) arising out of or in any way relating to Li's employment with Bandag or his separation from that employment; (b) arising out of or in any way relating to any transactions, occurrences, acts, statements, disclosures, or omissions occurring prior to the date of this Agreement; or (c) arising out of or in any way relating to the Expatriate Agreement or the Offer Letter regarding pension obligations. IT IS THE EXPRESS INTENT OF THE PARTIES THAT THE RELEASE PROVIDED HEREIN BY BANDAG BE A GENERAL, FULL, AND COMPREHENSIVE RELEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, AS TO EACH AND ALL OF THE LI RELEASEES.

         12. ADEA Waiver: The parties recognize and agree that Bandag shall have no obligation to make any of the payments called for herein and that this Agreement shall not become effective until such time as Li has had a period of twenty-one (21) days to reflect on this Agreement before executing it and an additional period of seven (7) days after executing the Agreement to revoke it. The parties further recognize and agree that this provision is intended to ensure an effective waiver of any claims by Li under the federal Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act of 1990. By his signature below, Li warrants and represents that he has been given twenty-one (21) days prior to his execution of this Agreement to reflect on this Agreement and all material changes thereto, and in the event he executes this Agreement before that full twenty-one (21) days he does so knowingly and voluntarily and with the intention of waiving any remaining time in that twenty-one (21) day reflection period, that he understands all of the terms of this Agreement, that he has been advised in writing to consult with an attorney prior to executing this Agreement, and that he knowingly and voluntarily enters into this Agreement in all respects. The parties further agree that Li is not entitled to any payment or compensation of any kind or nature whatsoever in the event that he revokes this Agreement or elects not to enter into this Agreement. The parties further intend and agree that this Agreement, if executed and not revoked within seven (7) days after that execution, shall constitute an effective waiver of any claim of any age discrimination claims and of any other claim of whatever kind or nature by Li against any of the BANDAG RELEASEES as defined in this Agreement.

         13. Commitment Not To Apply: In further consideration for the covenants undertaken herein by Bandag, Li agrees that he will not now or in the future apply for employment or re-employment with Bandag or any of its direct or indirect parents, subsidiaries, affiliates or related companies.

         14. Confidentiality: Li agrees to keep all aspects of the Agreement confidential. Notwithstanding the foregoing, Li may disclose the terms of this Agreement to the Internal Revenue Service, to his attorneys and financial advisors, and to his spouse, provided that such persons are advised of the confidential nature of this Agreement and agree to maintain any information provided to them regarding this Agreement in strict confidence.

         15. No Admission: While this Agreement resolves all issues between Li and Bandag relating to any alleged violation of any state, federal, or local law, regulations, or ordinance, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Bandag of any violation of any policies, procedures, state, federal, or local laws, regulations, or ordinances. Neither this Agreement or anything in this Agreement shall be construed to be admissible in any proceeding as evidence of or an admission by Bandag of any violation of any policies, procedures, state, federal, or local laws, regulations, or ordinances, or of any wrongdoing by Bandag; provided, however, that this Agreement shall be admissible in any proceeding to enforce its terms.

         16. Complete Agreement: This Agreement is an integrated document and constitutes and contains the complete understanding and agreement of the parties with respect to the subject matter addressed herein and supersedes and replaces all prior negotiations and agreements of any kind or nature between Li and Bandag, whether written or oral, including the Expatriate Agreement and the Offer Letter.

         17. Severability: If any of the provisions, terms, or clauses of this Agreement are held invalid, illegal, unenforceable, or ineffective, such provisions, terms and clauses shall be deemed severable such that all other provisions, terms, and clauses of this Agreement shall remain valid and binding upon the parties.

         18. Governing Law: This Agreement is deemed to have been executed and delivered within the State of Iowa, and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Iowa, without regard to principles of conflict of laws.

         19. Currency: It is agreed and understood by the parties hereto that all payments referenced herein shall be made in U.S. dollars.

         20. Payment Method: Bandag agrees to make all payments to Li referenced herein through wire transfer to Li's account upon instructions to be provided by Li and his bank.

         21. Counterparts: This Agreement may be executed in counterparts and each counterpart when executed shall have the effect of a signed original. Photographic copies of such signed counterparts may be used in lieu of the original for any purpose.

         22. Certification: BY THEIR AUTHORIZED SIGNATURES BELOW, THE PARTIES TO THIS AGREEMENT CERTIFY THAT THEY AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, THAT THEY HAVE HAD AN OPPORTUNITY TO DISCUSS THOSE TERMS WITH ATTORNEYS OR ADVISORS OF THEIR OWN CHOOSING, AND THAT THEY HAVE SIGNED THIS AGREEMENT VOLUNTARILY AND WITH FULL UNDERSTANDING OF ITS LEGAL CONSEQUENCES.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed and delivered at Muscatine, Iowa as of the date first written above.

Henry H. Li                              Bandag, Inc.



/s/  Henry H. Li                         By:  /s/  Jacqueline A. Musacchia